UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

ARIBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13 and June 14, 2006, certain executive officers of Ariba, Inc. (“Ariba”) entered into written sales plans intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Sales Plans”). Specifically, Robert Calderoni, Ariba’s Chairman and Chief Executive Officer, Kevin Costello, Ariba’s Executive Vice President and Chief Commercial Officer, James Frankola, Ariba’s Executive Vice President and Chief Financial Officer, and Kent Parker, Ariba’s Executive Vice President and General Manager, Ariba Global Services Organization, each entered into a Sales Plan intended to be in effect through July 2007, and Tayloe Stansbury, Ariba’s Executive Vice President of Engineering, entered into a Sales Plan intended to be in effect until June 2009.

Under Rule 10b5-1, a company’s directors and officers and other persons who are not in possession of material nonpublic information regarding the company may adopt a pre-arranged plan or contract for the sale of company securities under specified conditions and at specified times. As sales are executed in the future under the Sales Plans, they will be reported in accordance with federal securities laws. Using the Sales Plans, insiders can gradually diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: July 16, 2006	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer